UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2012

NEIMAN MARCUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-133184-12	20-3509435

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marcus Square
1618 Main Street, Dallas, Texas	75201

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, included area code: (214) 741-6911

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

In a press release dated March 22, 2012, a copy of which is attached hereto as Exhibit 99.1, and the text of which is incorporated by reference herein, The Neiman Marcus Group, Inc. ("NMG"), a subsidiary of Neiman Marcus, Inc. (the "Company"), announced that NMG is investing $28 million and making a non-controlling strategic investment in Glamour Sales Holding Limited, a privately held company based in Hong Kong with leading flash sales websites in Asia.

The information contained in Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed to be "filed" for purposes of Section 18 of the Securities Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On March 22, 2012, NMG issued a press release announcing that it is investing $28 million and making a non-controlling strategic investment in Glamour Sales Holding Limited, a privately held company based in Hong Kong with leading flash sales websites in Asia. In addition, the companies plan to enter the luxury retail market in China through an e-commerce site, which is expected to be launched by the end of 2012. The site will feature a mix of full-price, current-season products.

The foregoing expectations constitute forward-looking statements and readers are cautioned that actual results may differ materially as a result of various factors, some of which are beyond the control of the Company, including but not limited to: general economic and political conditions or changes in such conditions, including relationships between the United States and the countries from which the Company sources its merchandise; economic, political, social or other events resulting in the short-or long-term disruption in business; changes in the Company's relationships with designers, vendors and other sources of merchandise, including adverse changes in their financial viability, cash flows or available sources of funds; delays in receipt of merchandise ordered due to work stoppages or other causes of delay in connection with either the manufacture or shipment of such merchandise; changes in foreign currency exchange or inflation rates; significant increases in paper, printing and postage costs; changes in key management personnel and the Company's ability to retain key management personnel; changes in the Company's relationships with certain of his key sales associates and the Company's ability to retain its key sales associates; changes in government or regulatory requirements increasing the Company's costs of operations; and the design and implementation of new information systems as well as enhancements of existing systems.

These and other factors that may adversely effect the Company's future performance or financial condition are contained in its Annual Report on Form 10-K and other reports filed with and available from the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

Item 9.01	Financial Statements and Exhibits. The Exhibits to this Current Report on Form 8-K are listed in the Exhibit Index to this report, which Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEIMAN MARCUS, INC.
(Registrant)

Date: March 22, 2012	By:	/s/ Nelson A. Bangs

Nelson A. Bangs
Senior Vice President

NEIMAN MARCUS, INC.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated March 22, 2012.